EXHIBIT 8(o)(1)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

AMONG OPPENHEIMER AND

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

AMONG OPPENHEIMER VARIABLE ACCOUNT FUNDS,

OPPENHEIMERFUNDS, INC. AND

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

This Amendment No. 1 is incorporated in and made a part of the Participation Agreement (the “Agreement”) made as of the 1st day of May, 2004 by and among Transamerica Financial Life Insurance Company (hereinafter the “Company”), on its own behalf and on behalf of one or more segregated asset accounts of the Company (hereinafter the “Account”), Oppenheimer Variable Account Funds (hereinafter the “Fund”) and OppenheimerFunds, Inc. (hereinafter the “Adviser”). The following terms and conditions amend the terms of the Agreement and, in the case of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the language of this Amendment shall control and govern. All capitalized and abbreviated terms defined in the Agreement shall have the same definitions apply in this Amendment.

1. Schedule 1 of the Agreement (and amendments thereto) is hereby deleted in its entirety and replaced with the following:

SCHEDULE 1

Separate Accounts	Products
Separate Account VA GNY	Flexible Premium Variable Annuity – L
Established April 3, 2007	Policy Number AV1343 101 178 903

2. Schedule 2 of the Agreement (and amendments thereto) is hereby deleted in its entirety and replaced with the following:

SCHEDULE 2

Portfolios of Oppenheimer Variable Account Funds shown below do not include service class shares unless expressly indicated:

Oppenheimer Capital Appreciation Fund/VA – Service Shares

Oppenheimer Global Securities Fund/VA – Service Shares

Oppenheimer High Income Fund/VA – Service Shares

Oppenheimer Main Street Fund/VA – Service Shares

Oppenheimer Main Street Small Cap Fund/VA – Service Shares

Oppenheimer Strategic Bond Fund/VA – Service Shares

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of July 30, 2007:

Company:

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
By its authorized officer,

By:	/s/ Arthur D. Woods
Name:	Arthur D. Woods
Title:	Vice President

Fund:

OPPENHEIMER VARIABLE ACCOUNT FUNDS
By its authorized officer,

By:	/s/ Brian W. Wixted
Name:	Brian W. Wixted
Title:	Treasurer

OPPENHEIMERFUNDS, INC.
By its authorized officer,

By:	/s/ Christina J. Loftus
Name:	Christina J. Loftus
Title:	Vice President